UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2026

Power Solutions International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35944	33-0963637
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191
(Address of Principal Executive Offices, and Zip Code)

(630) 350-9400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PSIX	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Cessation of Service as Interim Chief Executive Officer

In connection with the appointment of Mr. Hu described below, Xun (Kenneth) Li will cease serving as Interim Chief Executive Officer of the Company, effective as of the Start Date (as defined below). Mr. Li will continue to serve as the Company’s Chief Financial Officer.

(c) Appointment of Chief Executive Officer

On July 23, 2026, the Board of Directors (the “Board”) of Power Solutions International, Inc. (the “Company”) appointed Nan (Richard) Hu, age 52, as Chief Executive Officer of the Company, effective upon the commencement of his employment on August 17, 2026 (the “Start Date”), at which time Mr. Hu will become the Company’s principal executive officer. Mr. Hu was identified through the Board’s previously disclosed Chief Executive Officer succession planning and search process, conducted with the assistance of Spencer Stuart, a global executive search and leadership advisory firm. Mr. Hu’s commencement of employment remains subject to the satisfaction of customary pre-employment conditions set forth in the Employment Agreement described below. Mr. Hu will report directly to the Board.

Mr. Hu brings more than 25 years of global leadership experience spanning Asia, Europe, and the Americas. Prior to joining the Company, Mr. Hu spent six years at BorgWarner, Inc. from 2020 to 2026, most recently serving as Vice President and General Manager of the Americas Region for the Turbo & Thermal Technology business unit, where he held full P&L accountability for a multi-billion-dollar operation encompassing multiple manufacturing plants and technical centers across the United States, Mexico, and Brazil, leading a global team of approximately 3,900 employees. Previously, Mr. Hu served as Senior Vice President and General Manager of Delphi Technologies’ Global Powertrain business unit, where he helped navigate the company through its acquisition by BorgWarner in 2020. His career also includes senior executive roles at Eberspächer (Vice President and Managing Director, Asia Pacific), Magna Steyr (General Manager, China and Korea), and Magneti Marelli.

There are no family relationships between Mr. Hu and any director or executive officer of the Company, and there are no related person transactions between Mr. Hu and the Company that would require disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Hu and any other person pursuant to which Mr. Hu was appointed as an officer of the Company.

Employment Agreement with Mr. Hu

In connection with Mr. Hu’s appointment, on July 27, 2026, the Company entered into an Employment Agreement with Mr. Hu (the “Employment Agreement”), the material terms of which are summarized below.

Base Salary. Mr. Hu will receive an annualized base salary of $658,000, subject to annual review by the Compensation Committee.

Annual KPI Bonus. Mr. Hu will be eligible for an annual performance-based cash bonus with a target of 70% of base salary and a maximum of 140% of base salary, based on financial and strategic performance metrics established annually by the Compensation Committee. The Annual KPI Bonus for 2026 will be prorated based on the number of days Mr. Hu is employed during the year.

Long-Term Incentive Awards. Beginning in 2027, Mr. Hu will receive (i) an annual cash-settled phantom stock grant, to be made at the Company’s March Board meeting each year, with a grant date value equal to 80% of base salary, vesting ratably over three years, and (ii) an annual cash long-term incentive award with a target of 40% of base salary, capped at 1.5 times the target amount, subject to performance metrics, performance periods, and vesting conditions established by the Compensation Committee. Mr. Hu will also receive a prorated first-year phantom stock grant and Cash LTI award for the period from the Start Date through December 31, 2026, with the prorated phantom stock grant made on the Start Date.

Sign-On Program. Mr. Hu will receive (i) a one-time cash sign-on bonus of $540,500, payable in two equal installments (the first within 30 days following the Start Date and the second within 30 days following the six-month anniversary of the Start Date), and (ii) a one-time cash-settled sign-on phantom stock grant with a grant date value of $1,129,326, to be granted on the date of the March 2027 Board meeting, vesting ratably over three years. The sign-on bonus is subject to repayment if Mr. Hu voluntarily resigns without Good Reason or is terminated for Cause within 24 months of the Start Date (100% of installments received if such a termination occurs within 12 months of the Start Date, and 50% if it occurs between 12 and 24 months after the Start Date).

Benefits and Perquisites. Mr. Hu will be eligible to participate in all health, welfare, retirement, and executive benefit plans on terms no less favorable than those provided to other senior executives. Mr. Hu will also receive a $1,000 monthly automobile allowance and up to $50,000 in relocation assistance, subject to pro rata repayment in certain circumstances, for his relocation from the Detroit metropolitan area to the Chicago metropolitan area.

Severance. If the Company terminates Mr. Hu’s employment without Cause, or if Mr. Hu resigns for Good Reason (as defined in the Employment Agreement), he will be entitled to (i) 12 months of base salary continuation, (ii) a pro rata annual KPI bonus based on actual performance for the year of termination, and (iii) 12 months of Company-subsidized COBRA continuation coverage, subject to his execution and non-revocation of a general release of claims and his continued compliance with his restrictive covenant and cooperation obligations.

Change in Control. If Mr. Hu’s employment is terminated without Cause or he resigns for Good Reason within 24 months following a Change in Control (as defined in the Employment Agreement), he will be entitled to (i) a lump sum payment of 12 months of base salary, (ii) a lump sum payment equal to his target annual KPI bonus and target annual Cash LTI, each prorated based on the number of days he was employed during the year of termination, and (iii) 12 months of Company-subsidized COBRA continuation coverage, in lieu of the standard severance described above. No excise tax gross-up will be provided; a best-of-net cutback applies.

Restrictive Covenants. The Employment Agreement includes 12-month post-termination non-competition and non-solicitation covenants and perpetual confidentiality and non-disparagement obligations.

Clawback and Recoupment. All incentive-based compensation payable to Mr. Hu is subject to the Company’s clawback and recoupment policies as in effect from time to time, including the Company’s incentive compensation recoupment policy adopted pursuant to Rule 10D-1 under the Securities Exchange Act of 1934 and the listing standards of The Nasdaq Stock Market.

Indemnification. In connection with his appointment, the Company and Mr. Hu will enter into an indemnification agreement on terms no less favorable than those provided to any other current or former director or officer of the Company. The Company will maintain D&O insurance coverage for Mr. Hu throughout his employment and for the applicable period thereafter as provided in the Employment Agreement.

At-Will Employment. Mr. Hu’s employment is at-will and for no fixed term.

The foregoing summary is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(e) Compensatory Arrangements

Interim CEO Compensation.

On July 23, 2026, the Board approved, effective as of May 12, 2026, cash compensation for Xun (Kenneth) Li at the rate of $10,000 per month for his service as Interim Chief Executive Officer, prorated for the period beginning May 12, 2026 and ending on the day immediately preceding the Start Date.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 23, 2026, the Company held its 2026 Annual Meeting of Stockholders. All matters submitted for approval by the Company’s stockholders, as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 9, 2026, were approved. The number of shares of common stock entitled to vote at the Company’s 2026 Annual Meeting was 23,050,450 representing the number of shares outstanding as of May 26, 2026, the record date for the annual meeting. The voting details follow below.

Proposal No. 1: Election of Directors

Each of the following nominees was elected to the Board for a one-year term expiring at the Company’s 2027 Annual Meeting, as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Jiwen Zhang	11,973,591	1,983,618	5,542	3,560,010
Xuesen Yang	11,988,568	1,959,477	14,706	3,560,010
Frank P. Simpkins	13,196,237	757,191	9,323	3,560,010
Courtney C. Shea	13,849,220	105,246	8,285	3,560,010
Hong He	13,820,766	127,228	14,757	3,560,010
Zhao Jin	12,475,506	1,472,648	14,597	3,560,010
Fuzhang Yu	12,000,649	1,946,656	15,446	3,560,010

Proposal No. 2: Ratification of Appointment of BDO USA, P.C. to Serve as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026

The ratification of BDO USA, P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
17,426,954	81,869	13,938	0

Proposal No. 3: Approval, on an advisory, non-binding basis, of the Compensation of the Company’s Named Executive Officers

The Company’s named executive officer compensation was approved on an advisory, non-binding basis, as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
13,754,518	103,793	104,440	3,560,010

Proposal No. 4: To recommend, in a stockholder non-binding advisory vote, the frequency of votes of the compensation of the Company’s named executive officers

The stockholders recommended, on an advisory, non-binding basis, that future advisory votes on the compensation of the Company’s named executive officers be held every 1 year, as follows:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
13,681,019	18,907	165,785	97,040	3,560,010

As previously disclosed under Proposal No. 4 above, at the 2026 Annual Meeting the Company’s stockholders recommended, on an advisory, non-binding basis, that future advisory votes on the compensation of the Company’s named executive officers be held every year. In light of these voting results, and consistent with the recommendation of the Company’s stockholders, the Board has determined that the Company will hold future advisory votes on the compensation of its named executive officers every year until the next required stockholder advisory vote on the frequency of such votes, which is expected to occur no later than the Company’s 2032 Annual Meeting of Stockholders.

Item 7.01	Regulation FD Disclosure.

On July 27, 2026, the Company issued a press release announcing the appointment of Nan (Richard) Hu as Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated July 27, 2026, by and between Power Solutions International, Inc. and Nan (Richard) Hu

99.1	Press Release, dated July 27, 2026 (furnished herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Exhibit 99.1 is furnished and not filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Power Solutions International, Inc.

Dated: July 27, 2026	By:	/s/ Xun Li
Xun Li
Interim Chief Executive Officer and Chief Financial Officer